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                                                                    Exhibit 99.1
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PRESS RELEASE


                      INTERIM FINANCING ARRANGED TO REPAY
                            LYONDELL-CITGO BANK LOAN

     HOUSTON, May 5, 2000 - Interim financing has been arranged for LYONDELL-CITGO Refining LP (LCR) to repay the $450 million term bank loan which matures on May 5, 2000 and to replace LCR's outstanding working capital revolver, the owners of the venture announced today.

     LCR was formed in 1993 as a joint venture between Lyondell Chemical Company and CITGO Petroleum Corporation, a wholly-owned subsidiary of Petroleos de Venezuela (PDVSA). In 1997, LCR completed an upgrade of the refinery to process large volumes of very heavy crude oil from Venezuela under a crude supply
agreement.   The $450 million term loan was put in place in 1995 as part of the construction financing for the upgrade project. Current refining capacity at LCR is approximately 265,000 barrels per day.